Exhibit (a)(1)(D)

                                OFFER TO PURCHASE
                           ALL SHARES OF COMMON STOCK
                  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                      FRACTIONAL UNITS OF PREFERRED STOCK)
                                       OF
                               DEXTER CORPORATION
                                       AT
                            $45 NET PER SHARE IN CASH
                                       BY
                             ISP ACQUISITION CORP.,
                       AN INDIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF
                      INTERNATIONAL SPECIALTY PRODUCTS INC.

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, JULY 24, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                June 26, 2000

To:  Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees

           We have been engaged by (i) International Specialty Products Inc., a Delaware corporation ("ISP"), and (ii) ISP Acquisition Corp., a Delaware corporation ("Purchaser") and indirect wholly-owned subsidiary of ISP, to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), including the associated rights to purchase fractional units of Preferred Stock (the "Rights" and, together with the Common Stock, the "Shares"), of Dexter Corporation, a Connecticut corporation ("Dexter"), at a price of $45 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 26, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

           The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, together with the Shares beneficially owned by Purchaser and ISP, constitutes at least two-thirds of the outstanding Shares on a fully diluted basis on the date of purchase of the Shares pursuant to the Offer, (2) the Rights having been redeemed by Dexter's Board or ISP being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the proposed Merger (as defined in the Offer to Purchase), (3) the acquisition of Shares pursuant to the Offer and the proposed Merger having been approved by Dexter's Board for purposes of Sections 33-841 and 33-844 (the "Business Combination Statute") of the Connecticut Business Corporation Act (the "CBCA"), so that Purchaser can consummate the proposed Merger as soon as practicable following consummation of the Offer, or ISP being satisfied, in its sole discretion, that the Business Combination Statute is invalid or otherwise inapplicable to the Offer and the proposed Merger, (4) Dexter not selling or otherwise disposing of any assets of Dexter or its subsidiaries outside the ordinary course of business, including, without limitation, any shares of any subsidiary of Dexter, such as Life Technologies, Inc., and upon the termination of any agreements which Dexter has entered into with respect to the sale or


NY2:\921991\04\JR#V04!.DOC\54104.0016
disposition of such assets and, in the sole determination of ISP, that no material termination fees or other liabilities shall have been incurred in connection therewith, (5) Purchaser having available borrowings of $1.775 billion to, among other things, purchase the Shares in the Offer, on the terms set forth in the senior credit facilities commitment letter issued by The Chase Manhattan Bank and Chase Securities Inc. to ISP Opco Holdings Inc., a subsidiary of ISP, and (6) Dexter's Board agreeing to cause a majority of Dexter's Board to be comprised of representatives of ISP immediately following the consummation of the Offer. The Offer is also subject to certain other conditions set forth in the Offer to Purchase. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

           For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.       Offer to Purchase, dated June 26, 2000;

2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients;

3. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares and all other required documents cannot be delivered to the Depositary, or if the procedures for book-entry transfer cannot be completed, by the Expiration Date;

4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6.       A return envelope addressed to Wilmington Trust Company (the
         "Depositary").


           Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures described in Section 2 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

           Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

           Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

           WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 24, 2000, UNLESS THE OFFER IS EXTENDED.

           In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Shares, and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

           If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

           Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase.

                                Very truly yours,

                                CHASE SECURITIES INC.





NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS WILL CONSTITUTE YOU THE AGENT OF PURCHASER, ISP, DEXTER, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.












                                       3